Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-266981 on Form S-3, Registration Statement No. 333-255414 on Form S-8, and Registration Statement No. 333-275414 on Form S-8 of our report dated March 15, 2024, relating to the financial statements of SkyWater Technology, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 29, 2024.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 14, 2025